EXHIBIT 32

7


      In connection with the Quarterly Report of Whispering Oaks International, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), Dr. Ricardo Moro, the President and Dr. Gerald Wittenberg the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.



                                    By: /s/ Dr. Ricardo Moro
                                       ---------------------------------
                                        Dr. Ricardo Moro, President



                                    By: /s/ Dr. Gerald Wittenberg
                                       ---------------------------------
                                       Dr. Gerald Wittenberg, Chief Financial
                                       Officer


August 11, 2006